Exhibit 10.3

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (the “Amendment”) is entered into as of December 19, 2005, by and between COMERICA BANK (“Bank”) and ARRAY BIOPHARMA, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of June 28, 2005 (as amended from time to time, together with any related agreements, the “Agreement”).  Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Indebtedness.”  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

I.              Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference.  Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

II.            Amendment to the Agreement.  Subject to the satisfaction of the conditions precedent as set forth in Article IV hereof, the Agreement is hereby amended as set forth below.

A.            The first sentence of Section 6.6 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Borrower shall at all times, measured on a daily basis, (A) maintain a balance of Cash at Bank of not less than: (i) Zero Dollars ($0) if Borrower’s total Cash at Bank plus Cash covered by Account Control Agreements is not less than Forty Million Dollars ($40,000,000), (ii) Two Million Dollars ($2,000,000) if Borrower’s total Cash at Bank plus Cash covered by Account Control Agreements is at least Thirty Million Dollars ($30,000,000) but less than Forty Million Dollars ($40,000,000), (iii) Eight Million Five Hundred Thousand Dollars ($8,500,000) if Borrower’s total Cash at Bank plus Cash covered by Account Control Agreements is at least Twenty Five Million Dollars ($25,000,000) but less than Thirty Million Dollars ($30,000,000), (iv) Seventeen Million Dollars ($17,000,000) if Borrower’s total Cash at Bank plus Cash covered by Account Control Agreements is less than Twenty Five Million Dollars ($25,000,000) and (B) maintain a balance of Cash at Bank plus Cash covered by Account Control Agreements of not less than Twenty Million Dollars ($20,000,000).”

B.            Bank’s primary address for notices set forth in Section 10 of the Agreement is hereby amended in its entirety to read as follows:

“If to Bank:	Comerica Bank
m/c 4770
75 E Trimble Road
San Jose, CA 95131
Attn: Manager
FAX: (408) 556-5091”

C.            The fourth sentence of Section 11 of the Agreement is hereby amended and restated in its entirety to read as follows:

“TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTION OF ANY OF THEM.”

D.            The dollar amount of “Eight Million Dollars ($8,000,000)” in Sections 2.a. and 2.b. of Exhibit D (LIBOR/Cost of Funds Addendum) to the Agreement is hereby changed to “Ten Million Dollars ($10,000,000)”.

III.           Legal Effect.

A.            The Agreement is hereby amended wherever necessary to reflect the changes described above. Borrower agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

B.            Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Agreement.  Except as expressly modified pursuant to this Amendment, the terms of the Agreement remain unchanged, and in full force and effect.   Bank’s agreement to modifications to the existing Indebtedness pursuant to this Amendment in no way shall obligate Bank to make any future modifications to the Indebtedness.  Nothing in this Amendment shall constitute a satisfaction of the Indebtedness.  It is the intention of Bank and Borrower to retain as liable parties, all makers and endorsers of Agreement, unless the party is expressly released by Bank in writing.  No maker, endorser, or guarantor will be released by virtue of this Amendment.  The terms of this paragraph apply not only to this Amendment, but also to all subsequent loan modification requests.

C.            This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.  This is an integrated Amendment and supersedes all prior negotiations and agreements regarding the subject matter hereof.  All modifications hereto must be in writing and signed by the parties.

IV.           Conditions Precedent.        Except as specifically set forth in this Amendment, all of the terms and conditions of the Agreement remain in full force and effect.  The effectiveness of this Agreement is conditioned upon receipt by Bank of this Amendment, and any other documents which Bank may require to carry out the terms hereof, including but not limited to the following:

A.            This Amendment, duly executed by Borrower;

B.            A legal fee from the Borrower in the amount of $250; and

C.            Such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

ARRAY BIOPHARMA, INC.

By:

Title:

COMERICA BANK

By:

Title: